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                                                                   Exhibit 23.18


                                DELOITTE & TOUCH


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants of Trinet Investments In High-Tech Ltd., we hereby consent to the incorporation of our report dated March 11, 2002, included in Form 10-K of Ampal-American Israel Corporation for the year ended December 31, 2001 (relating to the financial statements of Trinet Investments In High-Tech Ltd. not included herein), into AmpaI-American Israel Corporation's previously filed Registration Statements No. 33361895 and No. 333-55970.


                                 Brightman, Almagor & Co.
                               Certified Public Accountants

March 21, 2002




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